UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2010, Yahoo! Inc. (“Yahoo!” or the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). At the Meeting, shareholders elected each director nominee to the Board of Directors by the following votes:

Nominee	Votes For	Votes Against	Absentions	Broker Non-Votes
Carol Bartz	1,030,276,598	5,957,156	15,385,011	156,764,216
Roy J. Bostock	962,479,391	73,302,755	15,836,619	156,764,216
Patti S. Hart	1,030,997,810	5,141,908	15,479,046	156,764,216
Eric Hippeau	996,805,454	38,931,514	15,881,797	156,764,216
Susan M. James	1,030,976,606	5,171,804	15,470,355	156,764,216
Vyomesh Joshi	1,004,089,380	32,026,603	15,502,782	156,764,216
Arthur H. Kern	950,598,067	85,151,764	15,868,934	156,764,216
Brad D. Smith	1,030,956,771	5,406,544	15,255,450	156,764,216
Gary L. Wilson	1,029,576,656	6,173,313	15,868,796	156,764,216
Jerry Yang	1,024,095,863	12,114,256	15,408,645	156,764,216

At the Meeting, the shareholders voted on the other proposals as follows:

•	Shareholders approved amendments to the Company’s 1996 Directors’ Stock Plan (with 834,756,077 votes for, 200,767,146 votes against, 16,095,542 abstentions, and 156,764,216 broker non-votes).

•

Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010 (with 1,182,000,348 votes for, 10,105,679 votes against, 16,276,954 abstentions, and 0 broker non-votes).

•

Shareholders defeated a shareholder proposal calling for an advisory vote on executive compensation (with 294,919,548 votes for, 737,588,129 votes against, 19,111,087 abstentions, and 156,764,216 broker non-votes).

All vote counts above have been rounded to the nearest whole share.

Item 7.01	Regulation FD Disclosure.

On June 24, 2010, the Yahoo! Board of Directors approved a new stock repurchase program. Under the program, Yahoo! is authorized to repurchase up to $3 billion of its outstanding shares of common stock from time to time over the next three years. The repurchases may take place in the open market or in privately negotiated transactions, including derivative transactions, and may be made under a Rule 10b5-1 plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/S/ TIMOTHY R. MORSE
Name:	Timothy R. Morse
Title:	Executive Vice President and Chief Financial Officer

Date: June 30, 2010